UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 30, 2015

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

Supertel Hospitality, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

At an investor meeting on July 30, 2015, Condor Hospitality Trust, Inc. (the “Company”) will reference a slide presentation, a copy of which is furnished as Exhibit 99.1 to this report. Exhibit 99.1 is being furnished in accordance with Regulation FD of the Securities and Exchange Commission.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Slide presentation

Important Information

The exchange offer for the outstanding shares of Series A preferred stock and Series B preferred stock has not yet commenced. The communication by this filing of the investor presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the issuer tender offer materials that the Company will file with the Securities and Exchange Commission (“SEC”) upon commencement of the exchange offer. At the time the exchange offer is commenced, the Company will file issuer tender offer materials on Schedule TO with the SEC with respect to the exchange offer. The exchange offer materials (including an Offer to Exchange, a related Letter of Transmittal and any other required tender offer documents) will contain important information. Holders of shares of Series A preferred stock and Series B preferred stock are urged to read these documents when they become available because they will contain important information they should consider before making any decision regarding tendering their securities. The Offer to Exchange, the related Letter of Transmittal and certain other tender offer documents will be made available to all holders of shares of Series A preferred stock and Series B preferred stock at no expense to them. The exchange offer materials will be made available for free at the SEC’s website at www.sec.gov. Additional copies, when available, will be available for free at the Company’s website at www.condorhospitality.com or by contacting Investor Relations, Condor Hospitality Trust, Inc., 309 North Fifth Street, Norfolk, NE 68701.

In connection with a special meeting of shareholders, the Company will file a proxy statement with the SEC. Investors and security holders are urged to read the proxy statement and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. Additional copies, when available, will be available for free at the Company’s website at www.condorhospitality.com or by contacting Investor Relations, Condor Hospitality Trust, Inc., 309 North Fifth Street, Norfolk, NE 68701.

Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with a special meeting. Information regarding the officers and directors of the Company is available in the Company’s definitive proxy statement for the annual meeting held on June 10, 2015 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

Forward Looking Statement

Certain matters within this Current Report on Form 8-K and the furnished exhibit are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: July 30, 2015	By:	/s/ J. William Blackham
	Name:	J. William Blackham
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Slide presentation